Exhibit 99.1

CRITICAL PATH, INC. ANNOUNCES ENGAGEMENT OF DEALER MANAGER FOR RIGHTS OFFERING

     San Francisco, Calif. – June 3, 2004 Critical Path, Inc. (NASDAQ: CPTH) today announced that it has engaged Perseus Group to act as dealer manager for the Company’s rights offering for up to $21 million of Series E Preferred Stock. In the rights offering, shareholders of record of the Company on April 30, 2004 received 0.65 transferable rights for each share of common stock held. Each whole right entitles the rights holder to subscribe for one share of Series E preferred stock at a price of $1.50 per share and entitles the rights holder to subscribe for additional shares of Series E preferred stock at the same price to the extent that other holders do not exercise their basic subscription rights as of the expiration time. As dealer manager, Perseus Group will use reasonable efforts to solicit holders of rights to participate in the rights offering but will not underwrite the offering and has no obligation to purchase or procure purchases of the Series E preferred stock offered in the rights offering. The rights offering is scheduled to expire at 5 p.m., New York City time, on June 25, 2004, unless extended by the Company. The consummation of the rights offering is subject to the satisfaction of conditions, one of which is the approval of the matters being submitted to a vote of the Company’s shareholders at a special meeting to be held on June 11, 2004.

     The registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. The Company intends to amend its registration statement in connection with the rights offering as soon as practicable to reflect the principal terms of the dealer manager agreement. The rights offering will only be made by means of a prospectus. Additional copies of the prospectus and subscription documents can be obtained by writing to the information agent, Georgeson Shareholder Communications, Inc., 17 State Street, 10th Floor, New York, NY 10004, or by calling toll-free, (800) 843-1451. Georgeson Shareholder Communications, Inc. will also answer shareholders’ questions and provide assistance concerning the subscription process.

     This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the rights offering, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such sate or jurisdiction.

About Critical Path, Inc.

     Critical Path, Inc. (Nasdaq: CPTH) is a global provider of digital communications software and services, headquartered in San Francisco. More information is available at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company. The words and expressions “look forward to,” “will,” “expect,” “plan” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions, capacity constraints, software and service design defects, any changes to the terms of the rights offering in order to comply with the rules and regulations of the Securities and Exchange Commission or The Nasdaq Stock Market and consummation of the proposed rights offering. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 and Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

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Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Michelle Weber	Investor Relations
415.541.2575	415.541.2619
pr@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net